UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 31, 2007

SIELOX, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-29423	04-3351937
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

170 East Ninth Avenue, Runnemede, NJ 08078
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(856) 861-4579
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On December 31, 2007, the Board of Directors (the “Board”) of Sielox, Inc. (the “Company”), by unanimous written consent of the Board, including each independent director, approved an amendment (the "Amendment") to the Services Agreement dated as of December 17, 2004, as amended (the “Services Agreement”) between the Company and Barington Capital Group L.P. (“Barington”). The Amendment extends the term of the Services Agreement through December 31, 2008.

Barington is a limited partnership, the general partner of which is a corporation of which James A. Mitarotonda is Chairman, President and Chief Executive Officer. Mr. Mitarotonda was previously the Company’s President and Chief Executive Officer and served on the Board. Sebastian E. Cassetta, the Company’s current President and Chief Executive Officer and a member of the Board is a Senior Managing Director and Chief Operating Officer of Barington. In addition, Dianne K. McKeever, a research analyst at Barington, serves as a member of the Board. Barington and its affiliates, as reported by Barington in Amendment No. 7 to the Schedule 13D, filed on September 27, 2007, beneficially own greater than 10% of the Company’s outstanding common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment to Services Agreement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIELOX, INC.

Date: January 7, 2008	By: /s/ Melvyn Brunt

Melvyn Brunt
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)